EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


TXU Corp.:

We consent to the incorporation by reference in Registration Statement No. 333-45657 on Form S-8 of our report dated June 26, 2002, appearing in this Annual Report on Form 11-K of the TXU Deferred Compensation Plan for Directors of Subsidiaries for the year ended March 31, 2002.

DELOITTE & TOUCHE LLP

Dallas, Texas
June 28, 2002